EXHIBIT 99.1

For further Information:

At the Company: Ron Santarosa 805-322-9333	At PondelWilkinson: Angie Yang 310-279-5980	Corporate Headquarters Address: 3027 Townsgate Road, Suite 300 Westlake Village, CA 91361

For Immediate Release

FIRST CALIFORNIA FINANCIAL GROUP TO PARTICIPATE

IN SANDLER O’NEILL’S WEST COAST FINANCIAL SERVICES CONFERENCE

WESTLAKE VILLAGE, CALIF., FEBRUARY 24, 2009 – First California Financial Group, Inc. (Nasdaq: FCAL) today announced that President and Chief Executive Officer C. G. Kum will participate as a panelist in the Southern California Banks II Panel at the Sandler O’Neill West Coast Financial Services Conference on Tuesday, March 3, 2009 at 3:00 p.m. PT (6:00 p.m. ET) in San Francisco, California.

The panel discussion will be available to interested parties through a live, listen-only audio web broadcast via the Internet in the Investor Relations section of www.fcalgroup.com. Listeners are encouraged to visit the web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. The presentation will be archived and accessible on the web site for 60 days.

About First California Financial Group, Inc.

First California Financial Group, Inc. (Nasdaq:FCAL) is an emerging force in Southern California banking. With assets exceeding $1 billion, the company operates throughout Southern California, primarily under the First California Bank brand. The bank’s focus is the commercial market, particularly small- and middle-sized businesses, professional firms and commercial real estate, development and construction companies. With a commitment to provide the best client service available in its markets, the bank offers a full line of quality commercial banking products now through eighteen full-service branch offices. The holding company’s website can be accessed at www.fcalgroup.com. For additional information on First California Bank’s products and services, visit www.fcbank.com.

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